UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2022
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.625% Noncumulative Preferred Stock, Series G	ALL PR G	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Registrant’s annual stockholders meeting was held on May 24, 2022 (the "Annual Meeting") in a virtual format. The current virtual format allows Allstate to reach a broader base of stockholders not limited to those who can travel to an in-person meeting. This allows for greater participation among our stockholders and opportunity for more robust engagement. The virtual format also allows stockholders to submit questions and comments in our online forum both before and during the meeting.

Below are the final vote results of the Annual Meeting.

Proposal 1 - Election of Directors. Eleven directors were elected by a majority of the votes cast for terms expiring at the 2023 annual stockholders meeting.  The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald E. Brown	193,526,306	6,595,310	382,222	31,176,042
Kermit R. Crawford	195,459,584	4,673,463	370,791	31,176,042
Richard T. Hume	196,795,124	3,319,511	389,203	31,176,042
Margaret M. Keane	193,295,879	6,862,295	345,664	31,176,042
Siddharth N. Mehta	198,256,503	1,870,553	376,782	31,176,042
Jacques P. Perold	198,340,432	1,784,619	378,787	31,176,042
Andrea Redmond	183,005,491	15,562,872	1,935,475	31,176,042
Gregg M. Sherrill	194,074,659	6,052,581	376,598	31,176,042
Judith A. Sprieser	189,073,759	11,054,867	375,212	31,176,042
Perry M. Traquina	195,520,830	4,597,514	385,494	31,176,042
Thomas J. Wilson	181,846,258	17,682,638	974,942	31,176,042

Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives.  The proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
175,418,201	24,164,144	921,493	31,176,042

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountant. The proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2022 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
212,749,343	18,511,242	419,295

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/ Daniel G. Gordon
	Name:	Daniel G. Gordon
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: May 25, 2022